UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

SEREFEX CORPORATION
(Name of Registrant as Specified in Its Charter)

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SEREFEX CORPORATION
4328 Corporate Square, Suite C
Naples, Florida 34104

NOTICE OF ACTION TAKEN WITHOUT A MEETING
OF STOCKHOLDERS

To Our Stockholders:

    This Notice of Action Taken Without a Meeting of Stockholders (this “Notice”), and the attached Information Statement are being furnished on or about January 22, 2007 by the Board of Directors of Serefex Corporation, a Delaware corporation (the “Company”), to the holders of record of the Company’s Common Stock, $.0001 par value per share, as of the close of business on January 10, 2007 (the “Record Date”), pursuant to Section 228(e) of the Delaware General Corporation Law, and Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

    The purpose of this Notice and the Information Statement is to inform our stockholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, on January 11, 2007 (the “Written Consent”). As set forth in greater detail in the Information Statement, the Written Consent approves an amendment to our Certificate of Incorporation increasing the authorized common stock of the Company from 300,000,000 shares to 600,000,000 shares.

    The action taken by the Company’s stockholders will not become effective until at least twenty (20) days after the initial mailing of the Information Statement to our stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors:

                                  /s/ Brian S. Dunn
                                  Brian S. Dunn
 President and Secretary

SEREFEX CORPORATION
4328 Corporate Square, Suite C
Naples, Florida 34104

INFORMATION STATEMENT

    Serefex Corporation (the “Company”) is a Delaware corporation with its principal executive offices located at 4328 Corporate Square, Suite C, Naples, Florida 34104. The Company’s telephone number is (239) 262-1610. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting Common Stock (defined below) have taken by written consent, in lieu of a Special Meeting of the Stockholders. The action was taken by the Stockholders on January 11, 2007, and will become effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State (the “Effective Time”).

    This Information Statement is being mailed to Stockholders on or about January 22, 2007.

General Information

The following action will be taken pursuant to the January 11, 2007 Written Consent of the Board of Directors and the holders of a majority of the Company’s voting Common Stock, in lieu of a Special Meeting of the Stockholders:

1. Amendment of the Company’s Certificate of Incorporation, to increase the authorized number of shares of Common Stock, par value $.0001 per share, from Three Hundred Million (300,000,000) shares to Six Hundred Million (600,000,000) shares.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until at least twenty (20) calendar days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February 12, 2007.

Description of the Company’s Common Stock

The Company’s authorized capital currently consists of Three Hundred Million (300,000,000) shares of common stock, par value $.0001 per share (the “Common Stock”). At the close of business on January 11, 2007, the Company had 160,101,840 shares of Common Stock issued and outstanding and 6,644,454 shares reserved for issuance upon exercise of outstanding options and warrants.

The Company’s Common Stock is the only class of securities outstanding. Each share of Common Stock entitles its record holder to one (1) vote. In the event of a liquidation of the Company, owners of the Common Stock would be entitled to share ratably in all assets, if any, after the costs and expenses of proceedings, if any, and after all debts, obligations and liabilities of the Company have been paid and discharged. The Common Stock of the Company does not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of January 11, 2007 by (i) each person or group known by the Company to own beneficially more than five percent (5%) of its outstanding Common Stock; (ii) each of its directors and each executive officer; and (iii) its directors and executive officers, as a group.

The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership(2)(3)	% of Class (4)
Don Gunther 9766 Bentgrass Bend Naples, Florida 34108	20,342,671	12.7
Ben M. Jones III 611 Rieckel Drive Hendersonville, North Carolina 28739	27,467,180	17.2
Robert C. Marconi 3021 Cullerton Street Franklin Park, Illinois 60131	8,903,966	5.6
Brian S. Dunn (5)	16,141,009	9.8
Todd A. Bartlett (6)	1,561,072	1.0
Terrence P. Monahan (7)	3,170,000	2.0
Shawn M. Williams	1,408,334	*
Officers and directors as a group (4 persons)	22,280,415	13.5
_________________
* Less than one percent (1%).
(1) Unless otherwise indicated, the address of the persons named in the table is 4328 Corporate Square Boulevard, Suite C, Naples, Florida 34104.

(2) As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.

(4) Percentage ownership for a given individual or group is calculated on the basis of (i) the amount of outstanding shares owned as of January 11, 2007 plus, (ii) the number of shares that such individual or group has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights.

(5) Includes 5,000,000 shares underlying warrants that Mr. Dunn has the right to acquire within sixty (60) days.

(6) Includes 250,000 shares underlying warrants that Mr. Bartlett has the right to acquire within sixty (60) days.

(7) Includes 2,000,000 shares held of record by Shop Floor Systems, Inc., of which Mr. Monahan shares beneficial ownership.

AMENDMENT TO CERTIFICATE OF INCORPORATION

    On January 11, 2007, the holders of a majority of the outstanding shares of Common Stock of the Company approved an amendment to the Company’s Certificate of Incorporation to replace Section 4 of the Certificate of Incorporation in its entirety, which will result in an increase to the number of authorized shares of Common Stock (the “Amendment”). The Company’s Certificate of Incorporation, currently authorizes for issuance 300,000,000 shares of Common Stock. At the effective time, the approval of the Amendment to the Certificate of Incorporation will increase the Company’s authorized shares of Common Stock to 600,000,000. As of the Record Date, the Company had 160,101,840 shares of Common Stock issued and outstanding.

    The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The Amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of such additional shares of Common Stock will reduce the current Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

    The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further Stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, and other corporate purposes. While the Board of Directors is currently seeking acquisition opportunities, there are no definitive business or asset acquisitions at this time, and the Amendment was not proposed with the intent that additional shares be utilized in any specific business or asset acquisition.

    The increase in the authorized number of shares of Common Stock could have other effects on the Stockholders, depending upon the nature and circumstances of any issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. However, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Amendment not proposed with the intent that it be utilized as an anti- takeover device.

    Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing Stockholders.

    There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

Interest of Certain Persons in Matters to be Acted Upon

    No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment to the Certificate of Incorporation described herein, which is not shared by all other Stockholders pro rata, and in accordance with their respective interests.

No Dissenters’ Rights

    Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the Amendment to the Company’s Certificate of Incorporation described in this Information Statement.

Cost of Information Statement

    All of the expenses incurred in preparing, printing and mailing this Information Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding this Information Statement to the beneficial owners of the Company’s Common Stock, will be borne by the Company.

Where You Can Find More Information About the Company

    The Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

                                 /s/ Brian S. Dunn
                                 Brian S. Dunn
                                                                           President and Secretary